Exhibit L(2)

6225 Smith Avenue

Baltimore, Maryland 21209-3600

main 410.580.3000 fax 410.580.3001

October 14, 2004

Salomon Brothers Variable Rate Strategic Fund Inc.

125 Broad Street

New York, New York 10004

Re: Registration Statement on Form N-2

Ladies and Gentlemen:

We serve as special Maryland counsel to Salomon Brothers Variable Rate Strategic Fund Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, by the Company of up to 60,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $.001 per share (“Common Stock”), pursuant to a Registration Statement of the Company on Form N-2 (File Nos. 333-117951 and 811-21609), as amended to date (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement was filed in connection with the initial public offering of the Company’s Common Stock. This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The charter of the Company (the “Charter”), certified as of September 2, 2004 by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

2. The By-Laws of the Company, certified as of the date hereof by its Secretary;

3. The Registration Statement, including a draft of the preliminary prospectus included therein;

4. Resolutions adopted by the Board of Directors of the Company relating to the organization of the Company and the authorization of the registration, listing, sale and issuance of the Shares (the “Resolutions”), certified as of the date hereof by the Secretary of the Company;

SALOMON BROTHERS VARIABLE RATE STRATEGIC FUND INC.

October 14, 2004

5. The form of Subscription Agreement to be entered into by and between Citigroup Financial Products, Inc. and the Company;

6. A short-form good standing certificate for the Company, dated as of the date hereof, issued by the SDAT; and

7. A certificate executed by Robert M. Nelson, Assistant Secretary of the Company, dated as of the date hereof, as to certain factual matters.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the total number of shares of such class authorized by the Charter at the time of issuance of the Shares.

6. The Company will have a net worth of at least $100,000 before making a public offering of its securities.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Shares have been duly authorized and, when issued, sold, paid for and delivered as contemplated in the Registration Statement and in the Resolutions, will be validly issued, fully paid and nonassessable.

SALOMON BROTHERS VARIABLE RATE STRATEGIC FUND INC.

October 14, 2004

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit L(2) to Item 24 of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is solely for your use in connection with the Registration Statement and may not be delivered to, quoted to or relied on in any manner by any other person or in any other connection without, in each instance, our prior written approval; provided, however, that Simpson Thacher & Bartlett LLP, counsel to the Company, may rely on this opinion in giving its opinions to be delivered in connection with the Registration Statement and the transactions contemplated thereby.

Very truly yours,

/s/ PIPER RUDNICK LLP

Piper Rudnick LLP

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